As filed with the Securities and Exchange Commission on February 14, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AUTODESK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2819853
(State of incorporation)	(I.R.S. Employer Identification No.)

111 McInnis Parkway

San Rafael, CA 94903

(Address, including zip code, of Registrant’s principal executive offices)

AUTODESK, INC. 1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

AUTODESK, INC. 2012 EMPLOYEE STOCK PLAN

AUTODESK, INC. 2012 OUTSIDE DIRECTORS’ STOCK PLAN

(Full title of the Plans)

Pascal W. Di Fronzo, Esq.

Senior Vice President, General Counsel and Secretary

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

(415) 507-5000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Bochner, Esq.

Richard Cameron Blake, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.01 par value
– 1998 Employee Qualified Stock Purchase Plan	4,511,266 (2)	$32.05 (3)	$144,586,076	$16,569.57
– 2012 Employee Stock Plan	15,200,000 (4)	$37.70 (5)	$573,040,000	$65,670.39
– 2012 Outside Directors’ Stock Plan	2,600,000 (6)	$37.70 (5)	$98,020,000	$11,233.10
TOTAL	22,311,266 (7)		$815,646,076	$93,473.06

(1)	Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $114.60 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.
(2)	Reflects an automatic annual increase of 4,511,266 shares on February 1, 2012 to the number of shares of the Registrant’s Common Stock reserved for issuance under, and which annual increase is provided for in, the 1998 Employee Qualified Stock Purchase Plan.
(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the filing fee on the basis of $32.05 per share, which represents 85% of the average of the high and low prices reported on the Nasdaq Global Select Market on February 10, 2012.
(4)	Includes 8,500,000 shares available for issuance under the 2008 Employee Stock Plan that were transferred to the 2012 Employee Stock Plan upon the termination of the 2008 Employee Stock Plan in January 2012.
(5)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the filing fee on the basis of $37.70 per share, which represents the average of the high and low prices reported on the Nasdaq Global Select Market on February 10, 2012.
(6)	Reflects 2,600,000 shares available for issuance under the 2010 Outside Directors’ Stock Plan that were transferred to the 2012 Outside Directors’ Stock Plan upon the termination of the 2010 Outside Directors’ Stock Plan in January 2012.
(7)	In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

AUTODESK, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed with the Commission on March 18, 2011, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011, filed with the Commission on June 3, 2011;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, filed with the Commission on September 1, 2011;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011, filed with the Commission on December 6, 2011;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 3, 2011; March 29, 2011; May 27, 2011; June 21, 2011; September 27, 2011; November 9, 2011; November 28, 2011; January 6, 2012; and

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 18, 1986, pursuant to Section 12(g) of the Exchange Act.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant’s request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that payment of expenses incurred by a director or officer of the Registrant in advance of the final disposition of such proceeding shall be made only on receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

The Registrant’s policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney’s fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant’s Bylaws or any statute or law. Under the indemnification agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2 (2)	Bylaws of the Registrant, as amended

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see Page II-5 of this Registration Statement)

99.1 (3)	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended

99.2 (4)	Autodesk, Inc. 2012 Employee Stock Plan

99.2 (5)	Autodesk, Inc. 2012 Outside Directors’ Stock Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed on March 30, 2006.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 29, 2011.
(3)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed on March 19, 2010.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2012.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2012.

Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 14th day of February, 2012.

AUTODESK, INC.

By:	/s/ Carl Bass
Carl Bass, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Bass, Mark J. Hawkins and Pascal W. Di Fronzo, jointly and severally as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on this 14th day of February, 2012 in the capacities indicated.

Signature	Title

/s/ Carl Bass Carl Bass	Chief Executive Officer, President and Director (principal executive officer)

/s/ Mark J. Hawkins Mark J. Hawkins	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Pamela J. Strayer Pamela J. Strayer	Principal Accounting Officer

/s/ Crawford W. Beveridge Crawford W. Beveridge	Director

/s/ J. Hallam Dawson J. Hallam Dawson	Director

/s/ Per-Kristian Halvorsen Per-Kristian Halvorsen	Director

/s/ Mary T. McDowell Mary T. McDowell	Director

/s/ Lorrie M. Norrington Lorrie M. Norrington	Director

/s/ Charles Robel Charles Robel	Director

/s/ Stacy J. Smith Stacy J. Smith	Director

/s/ Steven M. West Steven M. West	Director

Index to Exhibits

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Bylaws of the Registrant, as amended

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see Page II-5 of this Registration Statement)

99.1(3)	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended

99.2(4)	Autodesk, Inc. 2012 Employee Stock Plan

99.2(5)	Autodesk, Inc. 2012 Outside Directors’ Stock Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed on March 30, 2006.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 29, 2011.
(3)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed on March 19, 2010.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2012.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2012.